 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

MAXXAM Inc. (the “Company”) has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  This was due to the inability of the Company to obtain all of the necessary information required to complete disclosures related to its equity method investees.  As a result, the American Stock Exchange (“AMEX”) notified the Company that it was in violation of Sections 134 and 1101 of the AMEX Company Guide and its listing agreement with the exchange.  The AMEX also notified the Company that it should submit to the AMEX a plan as to the action the Company has taken, or will take, to bring itself into compliance with these provisions (the “Compliance Plan”).

On April 11, 2008, the Company furnished its Compliance Plan to the AMEX.  On April 16, 2008, the AMEX notified the Company that it had accepted the Compliance Plan and granted the Company an extension until June 30, 2008 to again be in compliance with the continued listing standards.  The Company on April 23, 2008 issued a press release regarding acceptance by the AMEX of the Compliance Plan.  That press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated April 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                 MAXXAM INC.

Date: April 25, 2008                                                                           /s/ M. Emily Madison
                                                                                                   M. Emily Madison
   Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 23, 2008

0116FMS8.NR.doc

Exhibit 99.1

April 23, 2008

Contact:  Ron Kurtz
(713) 267-3686

MAXXAM REPORTS ACCEPTANCE OF COMPLIANCE PLAN
BY THE AMERICAN STOCK EXCHANGE

HOUSTON, Texas (April 23, 2008) - On April 1, 2008, MAXXAM Inc. (the “Company”) advised the American Stock Exchange (“AMEX”) that the Company would not be able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) by the extended filing date under Rule 12b-25 of the Securities Exchange Act of 1934.  The Company also advised the AMEX that this was due to the inability of the Company to obtain all of the necessary information required to complete disclosures related to its equity method investees.  On April 1, 2008, the AMEX furnished the Company with a letter (the “AMEX Letter”) indicating that the failure to timely file the Form 10-K is a violation of Sections 134 and 1101 of the AMEX Company Guide and the Company’s listing agreement with the AMEX.

The AMEX Letter also indicated that the Company should submit to AMEX a plan as to the action the Company has taken, or will take, to bring itself into compliance with the AMEX provisions noted above (the “Compliance Plan”).  On April 11, 2008, the Company furnished its Compliance Plan to the AMEX.  On April 16, 2008, the AMEX notified the Company that it accepted the Compliance Plan and granted the Company an extension until June 30, 2008 to again be in compliance with the continued listing standards.

The Company will be subject to periodic review by the AMEX staff during the extension period.  Failure to make progress consistent with the Compliance Plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the AMEX.  Until the Company regains compliance with listing standards, the AMEX will continue to broadcast an indicator over its market data dissemination network noting the Company’s noncompliance.  The presence of an indicator does not constitute a trading halt or delisting.  The Company intends to file the Form 10-K as soon as practicable after the required information is obtained.  Once the Form 10-K is filed, the Company should again be in compliance with the AMEX’s continued listing standards.

Company press releases may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that as a result of various factors, actual results may vary materially from those expressed or implied in the forward-looking statements.